UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2004

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14303 (Commission File Number)	36-3161171 (I.R.S. Employer Identification No.)

One Dauch Drive, Detroit, Michigan (Address of principal executive offices)	48211-1198 (Zip Code)

(313) 758-2000

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure.

The following consists of a press release dated July 22, 2004 concerning the announcement of the Sourcing of a Passenger Car Program for American Axle & Manufacturing Holdings, Inc.

American Axle & Manufacturing
Announces Sourcing of Passenger Car Program

Detroit, Michigan, July 22, 2004 — American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today announced that it has been selected by a leading global Original Equipment Manufacturer (OEM) to supply Independent Rear Drive Axles (IRDA) and Independent Front Drive Axles (IFDA) for a major future passenger car program with global implications. AAM is currently working with the OEM to design and integrate these driveline products for this program. At the request of the customer, additional details of this program cannot be disclosed at this time.

“We are very pleased to announce AAM’s involvement in this major future passenger car program. This most recent application of AAM’s new product technology in a growing global market segment further validates our investment in advanced driveline system development,” said AAM Co-Founder, Chairman of the Board & Chief Executive Officer Richard E. Dauch.

American Axle & Manufacturing is a world leader in the manufacture, design, engineering, and validation of driveline systems and related components and modules, chassis systems and metal-formed products for trucks, sport utility vehicles and passenger cars. In addition to its 14 locations in the United States (in Michigan, New York and Ohio), AAM also has offices and facilities in Brazil, England, Germany, India, Japan, Mexico and Scotland.

Certain statements contained in this press release which are not historical facts contain forward-looking information with respect to the Company’s plans, projections or future performance, the occurrence of which involves risk and uncertainties that could cause the Company’s actual results or plans to differ materially from those expected by the Company which include risk factors described in the Company’s filings with the Securities and Exchange Commission.

# # #

For more information...

Media relations contact	Investor relations contact
Carrie L.P. Gray	Christopher M. Son
Director, Corporate Relations	Director, Investor Relations
(313) 758-4880	(313) 758-4814
grayc@aam.com	chris.son@aam.com

Or visit the AAM website at www.aam.com

Item 12. Results of Operations and Financial Condition.

The following information consists of a press release dated July 22, 2004, including financial information and financial data relating to American Axle & Manufacturing Holdings, Inc. for the three and six months ended June 30, 2004. The information is being furnished pursuant to Item 12 of Form 8-K, “Results of Operations and Financial Condition.” The information is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent American Axle & Manufacturing Holdings, Inc. specifically incorporates the information by reference.

American Axle & Manufacturing Reports Record
Second Quarter Sales and Earnings

Non-GM sales increase 16%

Detroit, Michigan, July 22, 2004 — American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today reported record sales and earnings for the second quarter of 2004.

Second Quarter 2004 highlights

•	Record second quarter net sales of $929.6 million versus $913.6 million in 2003

•	Sales to customers other than GM increased 16% to $191 million, or 21% of total sales

•	Earnings of $55.3 million, a new quarterly record for AAM

•	Diluted earnings per share of $1.02, the highest quarterly result in AAM’s history

•	First-ever quarterly cash dividend as a public company of $0.15 per share paid on June 28, 2004

AAM’s second quarter diluted earnings per share grew 5% to $1.02 per share as compared to 97 cents per share earned in the second quarter of 2003. Net income for the quarter increased 8% to $55.3 million as compared to $51.0 million in the second quarter of 2003. AAM’s second quarter operating results include a charge of $12.5 million, or $0.15 per share, related to a voluntary separation program established with the UAW. Nearly 250 hourly associates participated in this voluntary program and terminated their employment with AAM.

“Despite changes in product mix and lower light truck production from our largest customer, AAM was able to achieve record levels of sales and earnings in the quarter. We are pleased with our solid operating performance in the quarter as it was driven in large part through our ability to provide new, advanced product technology to our customers and to continuously drive costs out of the entire value chain, ” said American Axle & Manufacturing Co-Founder, Chairman of the Board & CEO Richard E. Dauch.

Sales rose in the second quarter to a record of $929.6 million, a slight increase from the $913.6 million in sales in the second quarter of 2003. Sales to non-GM customers increased 16% to $190.6 million in the second quarter of 2004 versus the same period in 2003. Sales to non-GM customers now represent 21% of AAM’s total sales versus 18% in the second quarter of 2003. For the first half of 2004, sales were $1.9 billion, approximately the same as in the first six months of 2003.

AAM sales continue to be favorably affected by strong demand for the Chrysler Group’s heavy-duty Dodge Ram in the second quarter. Despite continued strong growth in AAM’s non-GM business, a 2% decrease in General Motors light truck production had a negative effect on our sales in the quarter. AAM’s shipments for GM’s mid-sized pick-up trucks and SUVs, which carry a lower-than-average AAM sales content per vehicle, increased 11% on a quarter-over-quarter basis. These anticipated changes in production volume and mix resulted in a slight decrease in AAM content per vehicle to $1,162.

Gross margin was 14.4% for the second quarter of 2004 versus 15.1% margin in the second quarter of 2003. Operating income was $89.2 million or 9.6% of sales in the second quarter of 2004 as compared to $89.3 million or 9.8% of sales for the second quarter of 2003. As indicated above, gross profit in the second quarter of 2004 was negatively affected by a charge of $12.5 million related to the voluntary separation program we established with the UAW.

For the first half of 2004, gross margin was 14.3% versus 15.0% for the first half of 2003. Operating income for the first half of 2004 was $176.1 million or 9.4% of sales versus $185.1 million or 9.8% of sales for the first half of 2003.

For the first half of 2004, net income was $91.8 million. Excluding a one-time charge of $23.5 million or $0.28 per share related to debt refinancing and redemption activities in the first quarter of 2004, earnings for the first half of 2004 were $107.2 million or $1.96 per share.

Capital spending for the first half of 2004 was $95.7 million. With $124.1 million in cash flow provided by operating activities, net cash flow after capital expenditures was $28.4 million.

For the first half of 2004, research and development (R&D) spending rose 11% to $33.8 million versus $30.4 million for the same period of 2003. The increase is consistent with the company’s focus on the development of future products targeted at growth segments of the market. As a result of this R&D commitment, AAM generated nearly 88% of its first half of 2004 sales from new products introduced to the market since mid-1998.

A conference call to review the second-quarter results is scheduled today at 3:00 p.m. EDT. Interested participants may listen to the live conference call by logging onto AAM’s investor web site at http://investor.aam.com or calling (877) 278-1452 from the United States or (706) 643-3736 from outside the United States. A replay will be available from 5:00 p.m. EDT on July 22, 2004 until 5:00 p.m. EDT July 29, 2004 by dialing (800) 642-1687 from the United States or (706) 645-9291 from outside the United States. When prompted, callers should enter conference reservation number 8306854.

Recent developments

On June 28, 2004, AAM announced the payment of its first ever dividend as a public company. The quarterly cash dividend of $0.15 per share was paid on June 28, 2004, to stockholders of record of the company’s issued and outstanding common stock as of June 7, 2004.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission (SEC) rules and is included in the attached supplemental data.

Management believes that these non-GAAP financial measures are useful to both management and its stockholders in their analysis of the Company’s business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

AAM is a world leader in the manufacture, engineering, design and validation of driveline systems and related components and modules, chassis systems and forged products for light trucks, sport utility vehicles and passenger cars. In addition to its 14 locations in the United States (in Michigan, New York and Ohio), AAM also has offices and facilities in Brazil, England, Germany, India, Japan, Mexico and Scotland.

Certain statements contained in this press release are “forward-looking statements” and relate to the Company’s plans, projections or future performance. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including but not limited to: adverse changes in the economic conditions or political stability of our principal markets (particularly North America, Europe and South America); reduced demand of our customers’ products, particularly light trucks and SUVs produced by GM and DaimlerChrysler’s heavy-duty Dodge Ram full-size pickup trucks, or the Dodge Ram program; reduced purchases of our products by GM, DaimlerChrysler or other customers; our ability and our customers’ ability to successfully launch new product programs; our ability to respond to changes in technology or increased competition; supply shortages or price fluctuations in raw materials, utilities or other operating supplies; our ability to attract and retain key associates; our ability to maintain satisfactory labor relations and avoid work stoppages; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; liabilities arising from legal proceedings to which we are or may become a party or claims against us or our products; availability of financing for working capital, capital expenditures, research and development or other general corporate purposes; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (including the Corporate Average Fuel Economy regulations); and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statements.

# # #

For more information:

Media relations contact:	Investor relations contact:
Carrie L.P. Gray Director, Corporate Relations (313) 758-4880 grayc@aam.com	Christopher M. Son Director, Investor Relations (313) 758-4814 chris.son@aam.com

Or visit the AAM website at www.aam.com

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
	(In millions, except per share data)
Net sales	$929.6	$913.6	$1,882.4	$1,888.9
Cost of goods sold	796.2	775.8	1,612.6	1,606.4

Gross profit	133.4	137.8	269.8	282.5
Selling, general and administrative expenses	44.2	48.5	93.7	97.4

Operating income	89.2	89.3	176.1	185.1
Net interest expense	(5.9)	(12.0)	(14.3)	(24.5)
Debt refinancing and redemption costs	—	—	(23.5)	—
Other income, net	1.2	1.2	1.9	0.9

Income before income taxes	84.5	78.5	140.2	161.5
Income taxes	29.2	27.5	48.4	56.5

Net income	$55.3	$51.0	$91.8	$105.0

Diluted earnings per share	$1.02	$0.97	$1.68	$2.00

Diluted shares outstanding	54.3	52.8	54.6	52.5

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2004	2003
	(Unaudited)
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$6.6	$12.4
Accounts receivable, net	404.9	339.2
Inventories, net	176.0	171.8
Prepaid expenses and other	37.7	24.0
Deferred income taxes	17.0	16.3

Total current assets	642.2	563.7
Property, plant and equipment, net	1,647.6	1,629.5
Deferred income taxes	6.8	6.9
Goodwill	147.8	147.8
Other assets and deferred charges	70.3	49.9

Total assets	$2,514.7	$2,397.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$353.6	$335.7
Other accrued expenses	185.4	218.5

Total current liabilities	539.0	554.2
Long-term debt	521.0	449.7
Deferred income taxes	88.9	73.0
Postretirement benefits and other long-term liabilities	397.0	366.2

Total liabilities	1,545.9	1,443.1
Stockholders’ equity	968.8	954.7

Total liabilities and stockholders’ equity	$2,514.7	$2,397.8

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
		(In millions)
Operating activities
Net income	$55.3	$51.0	$91.8	$105.0
Depreciation and amortization	40.7	40.4	82.0	80.4
Other	23.7	66.2	(49.7)	8.5

Net cash flow provided by operating activities	119.7	157.6	124.1	193.9
Purchases of property, plant & equipment	(49.0)	(51.0)	(95.7)	(110.4)

Net cash flow after purchases of property, plant & equipment	70.7	106.6	28.4	83.5
Purchase buyouts of leased equipment	—	—	—	(3.0)

Net cash flow provided by operations	70.7	106.6	28.4	80.5
Net increase in long-term debt	(49.0)	(86.4)	370.9	(65.3)
Redemption of 9.75% Notes	—	—	(314.6)	—
Debt issuance costs	—	—	(9.7)	—
Employee stock option exercises	7.2	8.5	10.3	8.7
Dividends paid	(7.8)	—	(7.8)	—
Purchase of treasury stock	(20.7)	—	(83.7)	—

Net cash flow used in financing activities	(70.3)	(77.9)	(34.6)	(56.6)
Effect of exchange rate changes on cash	0.2	0.5	0.4	0.5

Net increase (decrease) in cash and cash equivalents	0.6	29.2	(5.8)	24.4
Cash and cash equivalents at beginning of period	6.0	4.6	12.4	9.4

Cash and cash equivalents at end of period	$6.6	$33.8	$6.6	$33.8

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)

The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Earnings before interest expense, income taxes and depreciation and amortization (EBITDA)(a)

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
		(In millions)
Net income	$55.3	$51.0	$91.8	$105.0
Interest expense	6.0	12.2	14.6	24.9
Income taxes	29.2	27.5	48.4	56.5
Depreciation and amortization	40.7	40.4	82.0	80.4

EBITDA	$131.2	$131.1	$236.8	$266.8

Net debt(b) to capital

	June 30,	December 31,
	2004	2003
	(In millions, except percentages)
Total debt	$521.0	$449.7
Less: cash and cash equivalents	6.6	12.4

Net debt at end of period	514.4	437.3
Stockholders’ equity	968.8	954.7

Total invested capital at end of period	$1,483.2	$1,392.0

Net debt to capital(c)	34.7%	31.4%

(a) We believe that EBITDA is a meaningful measure of performance as it is commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA differently.

(b) Net debt is equal to total debt less cash and cash equivalents.

(c) Net debt to capital is equal to net debt divided by the sum of stockholders’ equity and net debt. We believe that net debt to capital is a meaningful measure of financial condition as it is commonly utilized by management, investors and creditors to assess relative capital structure risk. Other companies may calculate net debt to capital differently.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Free Cash Flow(d)

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
	(In millions)
Net cash flow provided by operating activities	$119.7	$157.6	$124.1	$193.9
Less: purchases of property, plant & equipment	(49.0)	(51.0)	(95.7)	(110.4)

Free Cash Flow	$70.7	$106.6	$28.4	$83.5

After-Tax Return on Invested Capital (ROIC)(e)

	Quarter Ended				Trailing Twelve
					Months Ended
	September 30,	December 31,	March 31,	June 30,	June 30,
	2003	2003	2004	2004	2004
	(In millions, except percentages)
Net income	$38.7	$53.4	$36.5	$55.3	$183.9
After-tax net interest expense(f)	7.3	7.2	5.5	3.9	23.9

After-tax return	$46.0	$60.6	$42.0	$59.2	$207.8

Net debt at end of period					$514.4
Stockholder’s equity at end of period					968.8

Invested capital at end of period					1,483.2
Invested capital at beginning of period					1,469.0

Average invested capital(g)					$1,476.1

After-Tax ROIC(h)					14.1%

(d) We define free cash flow as net cash flow provided by operating activities less purchases of property and equipment. We believe free cash flow is a meaningful measure as it is commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Free cash flow is also a key metric used in our calculation of executive incentive compensation. Other companies may calculate free cash flow differently.

(e) We believe that ROIC is a meaningful overall measure of business performance because it reflects the company’s earnings performance relative to its investment level. ROIC is also a key metric used in our calculation of executive incentive compensation. Other companies may calculate ROIC differently.

(f) After-tax net interest expense is equal to multiplying net interest expense by the applicable effective income tax rate for each presented quarter.

(g) Average invested capital is equal to the average of invested capital at the beginning of the year and end of the year.

(h) After-tax ROIC is equal to after-tax return divided by average invested capital.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. (Registrant)

Date: July 22, 2004	By:	/s/ Thomas L. Martin
Thomas L. Martin
Vice President — Finance and Chief Financial Officer (also in the capacity of Chief Accounting Officer)